FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2012 SECOND QUARTER RESULTS

Santa Monica, CA – May 10, 2012 – Forward Industries, Inc. (NASDAQ:FORD), a leading global provider of mobile technology solutions, today announced financial results for its second fiscal quarter ended March 31, 2012.

Fiscal 2012 Second Quarter Financial Results – Compared to fiscal 2011 second quarter results:

  Net sales increased $2.2 million, or 43%, to $7.2 million in the 2012 quarter due to higher sales of OEM Products, which increased $1.2 million, or 25%, and first time sales of Retail Products of $0.9 million.

  Gross profit increased $0.2 million, or 16%, to $1.3 million in the 2012 quarter due to the higher sales volume; however, increases in costs of materials that we were unable to pass along to our customers, as well as product mix factors, resulted in lower gross margin in the 2012 Quarter. In addition, costs associated with the restructuring of our Asia-based sourcing and quality assurance operations negatively impacted our gross margin in the 2012 quarter.

  Sales and marketing expenses increased $0.7 million to $1.4 million in the 2012 quarter primarily due to the investments we made in personnel (and related travel costs), product development, and design in order to develop our retail distribution capability and expand our product range.

  General and administrative expenses increased $0.4 million to $1.6 million in the 2012 quarter primarily due to investments we made in operational, finance and IT personnel to support our Retail division. In addition, higher professional fees, and to a lesser extent, occupancy and telecommunication costs, also contributed to the increase.

  Net loss was $1.5 million, or ($0.19) per share, in the 2012 quarter compared to $0.6 million, or ($0.07) per share in the 2011 quarter. The increase in net loss was due primarily to the investments in operating expenses made in respect of the 2012 quarter and in support of our Retail division, which were offset, in small part, by higher gross profit and other income.

Fiscal 2012 Six-Month Period Financial Results – Compared to six-month period ended March 31, 2011:

  Net sales increased $3.1 million, or 28%, to $14.0 million in the 2012 period due to higher sales of OEM Products, which increased $1.4 million, or 13%, and first time sales of Retail Products of $1.7 million.

  Gross profit increased $0.2 million, or 8%, to $2.7 million in the 2012 period due to the higher sales volume; however increases in costs of materials that we were unable to pass along to our customers, as well as product mix factors, largely offset the gross profit on such increased sales. In addition, costs associated with the restructuring of our Asia-based sourcing and quality assurance operations in the second quarter negatively impacted our gross margin in the 2012 period.

  Sales and marketing expenses increased $1.6 million to $2.6 million in the 2012 period primarily due to the investments we made in personnel (and related travel costs), product development, and design in order to develop our retail distribution capability and expand our product range.

  General and administrative expenses increased $1.1 million to $3.2 million in the 2012 period primarily due to investments we made in operational, finance and IT personnel to support our Retail division. In addition, higher professional fees, and to a lesser extent, occupancy and telecommunication costs, also contributed to the increase.

  Net loss was $3.1 million, or ($0.38) per share, in the 2012 period compared to $0.5 million, or ($0.07) per share in the 2011 period. The increase in net loss was due primarily to the investments in operating expenses made in respect of the 2012 period and in support of our Retail division, which were offset, in small part, by higher gross profit and other income.

Robert Garrett Jr., Forward’s Co-Chief Executive Officer, commented: “We continue to execute on our goal of establishing a global Retail business.  At the same time, we remain focused on preserving and growing our legacy OEM business.  Over the past six months we have signed multiple distribution agreements with technology partners and opened up new territories around the globe.  Both the scope of our operations and the product categories in which we now compete have grown dramatically. In addition to focusing on top-line growth, we are also focused on streamlining the Company’s operations in order to accelerate our return to profitability. In this regard, we are restructuring our Asia-based sourcing and quality assurance capabilities, as well as implementing a cost reduction and rationalization plan within our global Retail division.“

Brett M. Johnson, Forward’s Co-Chief Executive Officer, commented: “A large part of our strategy is to license innovative intellectual property and to leverage our relationships to build a multi-channel, global brand. As previously announced, we have established licensing partnerships with Annex and their compelling Opena and Quad-Lock solutions, as well as with ClearPlex and their patented screen protection film. We are expanding rapidly from our prior dependency on the medical OEM channel and over the past year we have added 32 new customers in 10 new geographies.”

The tables below present our Fiscal 2012 second quarter results and are derived from the Company’s unaudited, condensed consolidated financial statements included in its Form 10-Q filed today with the Securities and Exchange Commission. Please refer to the Form 10-Q for complete, interim financial statements, and more detailed information regarding the Company’s results of operations and financial condition relating to the three and six-month periods ended March 31, 2012, as well as the Company’s Form 10-K for the fiscal year ended September 30, 2011, for additional information.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Forward’s current expectations and projections about its future results, performance, prospects and opportunities.  Forward has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions.  These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in fiscal 2012 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements.  No assurance can be given that the actual results will be consistent with the forward-looking statements.  Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2011 for information regarding risk factors that could affect the Company’s results.  Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Forward Industries

Incorporated in 1962, and headquartered in Santa Monica, California, Forward Industries is a global designer and distributor of mobile device cases and accessories that aim to make life more efficient through superior function and smart design.  Working with multiple technology partners, the company has a broadly diversified product portfolio that forms the core of its innovative carry, protection, power and productivity solutions. Forward’s products, including those incorporating G-Form’s extreme protection technology, can be viewed online at www.forwardindustries.com.

CONTACT:

Forward Industries, Inc.

James McKenna, CFO

(424) 268-3836

FORWARD INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
	2012	2011	2012	2011
Net sales.............................................................................	$7,164,761	$4,996,267	$14,048,290	$10,964,474
Cost of goods sold..............................................................	5,820,267	3,839,161	11,306,798	8,426,424
Gross profit........................................................................	1,344,494	1,157,106	2,741,492	2,538,050

Operating expenses:
Selling...........................................................................	1,363,075	643,484	2,635,346	1,070,590
General and administrative........................................	1,554,332	1,121,392	3,197,329	2,052,010
Total operating expenses..................................	2,917,407	1,764,876	5,832,675	3,122,600

Loss from operations........................................................	(1,572,913)	(607,770)	(3,091,183)	(584,550)

Other income (expense):
Interest income...........................................................	6,928	29,748	49,055	35,403
Other income (expense), net.....................................	26,213	23,234	(9,184)	11,834
Total other income.............................................	33,141	52,982	39,871	47,237

Loss before income taxes.................................................	(1,539,772)	(554,788)	(3,051,312)	(537,313)
Provision for income taxes..............................................	4,654	--	6,294	--
Net loss ..............................................................................	$(1,544,426)	$(554,788)	$(3,057,606)	$(537,313)

Net loss per common and common equivalent share
Basic and diluted........................................................	$(0.19)	$(0.07)	$(0.38)	$(0.07)

Weighted average number of common and common equivalent shares outstanding
Basic and diluted........................................................	8,105,185	8,085,875	8,098,137	8,125,304

FORWARD INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2012	2011
Assets	(Unaudited)	(Note 1)
Current assets:
Cash and cash equivalents...........................................................................................	$9,719,455	$14,911,844
Accounts receivable, net ..............................................................................................	5,766,202	3,894,118
Inventories.......................................................................................................................	1,779,343	1,045,219
Note receivable...............................................................................................................	600,000	1,000,000
Prepaid expenses and other current assets................................................................	1,924,236	1,018,227
Total current assets..........................................................................................	19,789,236	21,869,408

Property and equipment, net.........................................................................................	300,146	302,158
Other assets.....................................................................................................................	88,716	88,716
Total Assets........................................................................................................................	$20,178,098	$22,260,282

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable...........................................................................................................	$3,189,347	$2,947,562
Accrued expenses and other current liabilities...........................................................	1,044,059	630,031
Total liabilities...................................................................................................	4,233,406	3,577,593

Commitments and contingencies....................................................................................

Shareholders’ equity:
Preferred stock, par value $0.01 per share; 4,000,000 shares authorized; no shares issued and outstanding.......................................................................	--	--
Common stock, par value $0.01 per share; 40,000,000 shares authorized, 8,811,595 and 8,794,296 shares issued; and 8,105,185 and 8,087,886 shares outstanding, respectively........................	88,116	87,943
Capital in excess of par value........................................................................................	17,169,221	16,845,673
Treasury stock, 706,410 shares at cost........................................................................	(1,260,057)	(1,260,057)
Retained (deficit) earnings.............................................................................................	(48,476)	3,009,130
Accumulated other comprehensive loss – foreign currency translation................	(4,112)	--
Total shareholders’ equity...............................................................................................	15,944,692	18,682,689
Total liabilities and shareholders’ equity......................................................................	$20,178,098	$22,260,282